UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 19, 2007

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2007, Tennant Company entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, BMO Capital Markets Financing, Inc. and U.S. Bank National Association, as Co-Documentation Agents and the Lenders from time to time party thereto. The Credit Agreement provides Tennant and certain of its foreign subsidiaries access to a $125 million of senior unsecured revolving credit facility until June 19, 2012. Borrowings may be denominated in U.S. Dollars or certain other currencies. The Credit Agreement contains a $75 million sublimit on foreign currency borrowings and a $50 million sublimit on borrowings by the foreign subsidiaries.

The fee for committed funds under the Credit Agreement ranges from an annual rate of 0.08% to 0.225%, depending on the Company’s leverage ratio. Borrowings under the Credit Agreement generally bear interest at an annual rate of, at the Company’s option, either (i) between LIBOR plus 0.32% to LIBOR plus 1.025%, depending on the Company’s leverage ratio, or (ii) the higher of (A) the prime rate or (B) the federal funds rate plus 0.50%.

The Credit Agreement contains customary representations, warranties and covenants, including but not limited to covenants restricting Tennant’s ability to incur indebtedness and liens and merge or consolidate with another entity. Further, the Credit Agreement contains a covenant requiring Tennant to maintain an indebtedness to EBITDA ratio as of the end of each quarter of not greater than 3.5 to 1, and to maintain an EBITDA to interest expense ratio of no less than 3.5 to 1. The Credit Agreement also restricts the Company from paying dividends or repurchasing stock in an amount that exceeds $50 million during any fiscal year if, after giving effect to such payments, the Company’s leverage ratio would exceed 2.5 to 1.

The full terms and conditions of the credit facility are set forth in the Credit Agreement. A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. On June 20, 2007, Tennant issued a news release announcing the credit facility. A copy of the news release is filed as Exhibit 99.1 to and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” with respect to the Credit Agreement is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

10.1	Credit Agreement dated as of June 19, 2007.

99.1	News Release dated June 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY
Date: June 21, 2007	/s/ Heidi M. Hoard
Heidi M. Hoard Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	Credit Agreement dated as of June 19, 2007	Filed Electronically
99.1	News Release dated June 20, 2007	Filed Electronically